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                                   Exhibit 4.6

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                          RATIONAL SOFTWARE CORPORATION

                         STOCK OPTION PLAN FOR DIRECTORS

    Rational Software Corporation (the "Company") sets forth herein the terms of this Stock Option Plan for Directors (the "Plan") as follows:

1.      PURPOSE

    The Plan is intended to advance the interests of the Company and its subsidiaries by providing eligible individuals (as designated pursuant to Section 3 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to increase their efforts for the growth and success of the Company and its subsidiaries, will encourage such eligible individuals to remain in the service of the Company and will reward them for their efforts on the Company's behalf. Each stock option granted under the Plan (an "Option") is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code").

2.      STOCK

    The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 566,664 shares, which number of shares is subject to adjustment as provided in Section 14 below. If any Option is cancelled by mutual consent or expires or terminates for any reason before having been exercised in full, the

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unpurchased shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

3.      ELIGIBILITY

    Options shall be granted under the Plan to those individuals ("Eligible Directors") who from time to time are serving as members of the board of directors of the Company and who are not officers or employees of the Company or one or more of its subsidiaries and who have not given the Company written notice that they decline to receive a grant of Options hereunder. No person shall have any discretion to select which Eligible Directors shall be granted options or to determine the number of shares covered by options granted to Eligible Directors.

    An individual may hold more than one Option, subject to such restrictions as are provided herein.

4.      EFFECTIVE DATE AND TERM OF THE PLAN

    (a) Effective Date. The Plan shall be effective as of August 23, 1991 subject to approval of the Plan on or before December 31, 1992 by an affirmative majority vote of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before December 31, 1992, any Options granted hereunder shall be null and void and of no effect.

    (b) Term. The Plan shall terminate on August 23, 2001.

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5.      OPTION GRANTS

    (a) Any Eligible Director serving on the Company's Board of Directors on July 25, 1995 will, on such date, have his 1994 option grant rescinded, and receive a replacement option grant with the same exercise price for that number of shares equal to the greater of (a) 17,000 or (b) the difference between 68,000 and the number of option shares already granted to the director by the Company at any time in the past (exclusive of options being rescinded);

    (b) Any new Eligible Director joining the Board of Directors will receive an option grant, on the date such person first becomes an Eligible Director, for that number of shares equal to the greater of (a) 17,000 or (b) the difference between 68,000 and the number of option shares already granted to such director by the Company at any time in the past, if any;

    (c) Any new Eligible Director joining the board who declines to accept the option grant provided for by Section 5(b) because such person is serving as a representative of another party who prohibits its representatives from accepting options and later ceases to serve in a representative capacity and begins to serve in an individual capacity, will be granted an option on the date that such person begins to serve in an individual capacity for that number of shares equal to the greater of (a) 17,000 or (b) the difference between 68,000 and the number of option shares already granted to such director by the Company at any time in the past, if any; and

    (d) In each year after 1994, each Eligible Director who does not receive a grant during the year pursuant to Section 5(b) or Section 5(c) will be granted an option on the date of the Annual Meeting for 17,000 shares; provided that such director remains an Eligible Director on such date.

6.      OPTION AGREEMENTS

    All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the

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Board of Directors of the Company (the "Board") shall from time to time determine. All such Option Agreements shall comply with all terms of the Plan.

7.      OPTION PRICE

    The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be the greater of par value or 100% of the fair market value of a share of the Stock on the date the Option is granted, determined with reference to the closing sales price (or the closing bid, if no sales were reported) on any exchange or system on which the Company's common stock is traded for the day of determination.

8.      TERM AND EXERCISE OF OPTIONS

    (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years form the date such Option is granted.

    (b) Option Period. Each Option granted under the Plan shall be exercisable in installments cumulatively as to one fourth of the shares of Stock subject to such Option on each anniversary of its date of grant, provided the Optionee is a Director on each such anniversary. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 4 above.

    (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 66 shares or the maximum number of

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shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made either (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him or her and, except as provided in Section 14 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

9.      TRANSFERABILITY OF OPTIONS

    During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

10.     TERMINATION OF SERVICE, DEATH OR DISABILITY

    Any Option granted under the Plan shall terminate upon the earlier of (i) the expiration of the Option under Section 8(a) above or (ii) one year after the Optionee's termination of service as a director for any reason.

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11.        USE OF PROCEEDS

    The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

12.        REQUIREMENTS OF LAW

    The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connect with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

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13.        AMENDMENT AND TERMINATION OF THE PLAN

    The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially modify the requirements as to eligibility to receive Options; (b) materially increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 14 hereof); or (c) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 14 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan. The provisions set forth in Sections 3, 5, 7 and 8 shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

14.     EFFECT OF CHANGES IN CAPITALIZATION

    (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the

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number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

    (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option therefore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

    (c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in

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writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

    (d) Adjustments. Adjustments under this Section 14 relate to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

    (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

15.        DISCLAIMER OF RIGHTS

    No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to continue to serve on the Board, or to interfere in any way with the right and authority of the Company or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any subsidiary.

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16.        NONEXCLUSIVITY OF THE PLAN

    The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.